EXHIBIT 99.1

HMS Holdings Corp. Reports Third Quarter 2016 Results

  Q3 GAAP EPS of $0.16 Per Diluted Share and Adjusted EPS of $0.24 Per Diluted Share
  Commercial Health Plan Revenue Was a Record $59.2 million for Q3 and Up 17.9% YTD
  Acquisition of Web-based Care Management Platform, Essette, Completed in the Quarter
  Tax Rate Projected to Decline by Approximately 300 Basis Points to ~37% Annually

IRVING, Texas, Nov. 09, 2016 (GLOBE NEWSWIRE) -- HMS Holdings Corp. (NASDAQ:HMSY) today announced financial results for the third quarter of 2016. Net income for the quarter ended September 30, 2016 was $13.5 million or $0.16 per diluted share, compared to net income of $8.6 million or $0.10 per diluted share in the second quarter of 2016 and $6.9 million or $0.08 per diluted share in the prior year third quarter. Net income in the quarter included tax benefits of approximately $1.1 million or $0.01 per diluted share in connection with 2016 year-to-date and $6.2 million or $0.07 per diluted share for certain prior open years’ Research and Development (“R&D”) credits and domestic manufacturing deductions recognized in the quarter. Adjusted EPS in the quarter was $0.24 per diluted share, compared to adjusted EPS of $0.18 per diluted share in the second quarter of 2016 and adjusted EPS of $0.15 per diluted share in the prior year third quarter. Adjusted EPS in the quarter included a cumulative tax benefit of approximately $6.2 million or $0.07 per diluted share in connection with certain tax credits and deductions for prior years recognized in the quarter. Total revenue in the quarter was $124.6 million, compared to $123.6 million in the second quarter of 2016 and $118.4 million in the prior year third quarter.

"Record commercial health plan revenue in the third quarter resulted in year-to-date growth of 18% compared to the comparable period in 2015.  New business and incremental product sales to existing customers have been extremely strong throughout 2016 and new product implementations are up nearly 20% year-over-year through the first three quarters, compared to the same period last year. We believe we are well-positioned, therefore, for a strong fourth-quarter," said Bill Lucia, HMS Chairman and CEO. "Early reaction to our acquisition of Essette has been very encouraging. We see meaningful cross-sell opportunities with existing customers for the web-based Essette care management and care coordination platform, particularly with the heightened focus among risk-bearing healthcare entities on identifying, engaging and better managing their members to improve outcomes while controlling costs," added Lucia.

Total revenue in the third quarter of 2016 of $124.6 million was approximately 5.2% higher than the prior year third quarter. Total revenue for the year-to-date of $367.9 million was approximately 6.4% higher than the first nine months of 2015. Commercial health plan revenue in the quarter was $59.2 million, a 13.9% increase compared to $52.0 million in the prior year third quarter and a $4.0 million increase from the second quarter of 2016. Total commercial revenue for the year-to-date of $170.4 million was approximately 17.9% higher than the first nine months of 2015. State government revenue in the quarter was $53.0 million, a decrease of $1.6 million compared to $54.6 million in the prior year third quarter, and a decrease of $4.6 million compared to the second quarter of 2016 which included a one-time acceleration of approximately $5.5 million of subrogation related revenue. Total state revenue for the year-to-date was $161.3 million or approximately 6.0% lower than the first nine months of 2015. Non-Medicare RAC Federal and other revenue was $6.6 million in the third quarter of 2016, a $0.7 million decrease compared to the prior year third quarter and a $0.1 million decrease from the second quarter of 2016. Medicare RAC revenue in the quarter was $5.8 million, compared to $4.5 million in the prior year third quarter and $4.1 million in the second quarter of 2016. Medicare RAC revenue in the quarter included reconciliation and continued invoicing activity on certain recoupments prior to contract termination.

Coordination of Benefits (“COB”) revenue, which continues to be our largest product line across both the state government and commercial health plan sectors, was $86.3 million in the third quarter of 2016 compared to $84.2 million in the prior year third quarter and $89.7 million in the second quarter of 2016. COB revenue for the year to date was $258.9 million or approximately 3.4% higher than the first nine months of 2015. COB revenue accounted for 69.3% of total revenue in the quarter, compared to 71.1% in the prior year third quarter and 73.0% in the second quarter of 2016. Payment integrity (“PI”) revenue (excluding Medicare RAC) was $32.5 million in the quarter, a $2.8 million or 9.3% increase from the third quarter of last year and a $2.7 million or 9.1% increase from the second quarter of 2016. Total PI revenue for the year-to-date of $90.9 million was approximately 7.6% higher than the first nine months of 2015.

"We concluded a tax analysis in the quarter, with the assistance of an outside consultant, which identified certain tax credits and deductions to which the Company is entitled and which we project will reduce our effective annual tax rate by approximately 300 basis points to approximately 37%. That lower rate will be reflected for full year 2016, but we are also seeking refunds for tax years 2012–2015 in order to take advantage of the same benefits," said Jeff Sherman, HMS CFO. "We recognized a cumulative tax benefit in the third quarter of approximately $6.2 million related to certain prior open tax years, which boosted adjusted EPS by approximately $0.07 per diluted share."

For additional information about the Company’s third quarter 2016 financial results, see the Q3 2016 Investor Presentation which is available on the Company’s website at http://investor.hms.com/events.cfm.

Webcast and Conference Call Information

HMS will report its third quarter 2016 financial and operating results via webcast at 7:30 AM CT / 8:30 AM ET on Wednesday, November 9, 2016. The webcast may also include discussion of HMS developments, forward-looking statements and other material information about business and financial matters.  The webcast can be accessed via phone at (877) 303–7208 or (224) 357–2389 for international participants, or at http://investor.hms.com/events.cfm on the HMS Investor Relations website. The webcast will also be archived and available for replay beginning at approximately 11:00 AM CT / 12:00 PM ET on November 9, 2016 at http://investor.hms.com/events.cfm. This press release and the financial statements contained herein are also available at http://investor.hms.com/releases.cfm.

The HMS Quarterly Report on Form 10-Q for the period ended September 30, 2016 is expected to be filed with the Securities and Exchange Commission and available on the HMS website at http://investor.hms.com/financials.cfm and at www.sec.gov on November 9, 2016 and will contain additional information about our results of operations for the fiscal year-to-date.

About HMS

HMS Holdings Corp., through its subsidiaries, provides coordination of benefits, payment integrity and care management solutions for payers. The Company serves State Medicaid programs; commercial health plans, including Medicaid managed care, Medicare Advantage and group and individual health lines of business; federal government health agencies, including the Centers for Medicare & Medicaid Services and the Veterans Health Administration; government and private employers; child support agencies; and other healthcare payers and sponsors. As a result of the Company's services, customers recover billions of dollars annually and save billions more through the prevention of improper payments.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our projections or forecasts of future events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions; they do not relate strictly to historical or current facts. Forward‐looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “projects,” “seeks,” “targets,” “will,” “would,” “could,” “should,” and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences, include, but are not limited to:  changes in the U.S. healthcare environment or healthcare financing system; negative or reduced growth rate of spending on Medicaid/Medicare; our ability to retain customers or the loss of one or more major customers; the unexpected reduction in scope or termination of a significant contract; customer dissatisfaction or our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; emergence of new competitors or competitors’ introduction of new or superior products or services; intellectual property rights, confidential and proprietary information; the cancellation or delay of procurements or contract implementation due to protests or challenges to government awards; regulatory, budgetary or political actions that affect procurement practices; our ability to continue to secure contracts or favorable contract terms through the competitive bidding process; our ability to execute our business plans or growth strategy; variations in our results of operations; development and implementation of new product solutions or new process improvements; the risk that guidance may not be achieved; our ability to maintain effective information and technology systems and networks, and to protect them from damage, interruption or breach, including cyber-security breaches and other disruptions; our failure to comply with applicable laws and regulations governing the conduct of certain electronic health transactions and the confidentiality of individually identifiable health information or to protect such information from theft and misuse; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses; the failure to realize the full value of goodwill or intangible assets from acquisitions; negative results of government or customer reviews, audits or investigations; state or federal limitations related to the outsourcing of certain government programs or functions; our reliance on subcontractors, vendors or other third party providers and sources to perform services; pending or threatened litigation; unfavorable outcomes in legal proceedings; restrictions on bidding or performing certain work due to perceived conflicts of interests; our ability to attract and retain qualified employees and key personnel and to manage leadership transitions effectively; our cash flows from operations, available cash and ability to generate sufficient cash to cover our interest and principal payments under our credit facility or to borrow or use credit; unanticipated changes in our effective tax rates; unanticipated increases in the number or amount of claims for which we are self-insured; the market price of our common stock and lack of dividend payments; risks related to internal control over financial reporting; anti-takeover provisions in our corporate governance documents; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$124,604	$118,444	$367,916	$345,702
Cost of services:
Compensation	48,298	43,628	142,042	131,578
Data processing	9,541	10,023	28,269	30,506
Occupancy	3,388	4,188	10,647	12,001
Direct project expenses	10,997	12,702	36,952	36,752
Other operating expenses	8,465	6,551	20,649	20,442
Amortization of acquisition related software and intangible assets	6,390	7,041	20,416	21,135
Total cost of services	87,079	84,133	258,975	252,414
Selling, general and administrative expenses	24,875	21,295	70,033	60,539
Total operating expenses	111,954	105,428	329,008	312,953
Operating income	12,650	13,016	38,908	32,749
Interest expense	(2,121)	(1,948)	(6,313)	(5,842)
Interest income	105	11	215	34
Income before income taxes	10,634	11,079	32,810	26,941
Income tax (benefit) / expense	(2,874)	4,217	6,177	11,139
Net income	$13,508	$6,862	$26,633	$15,802

Basic income per common share:
Net income per common share -- basic	$0.16	$0.08	$0.32	$0.18
Diluted income per common share:
Net income per common share -- diluted	$0.16	$0.08	$0.31	$0.18
Weighted average shares:
Basic	84,101	87,299	84,338	88,019
Diluted	84,853	87,792	85,993	88,451

Certain reclassifications were made to prior period amounts to conform to current period presentations.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2016	December 31, 2015
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$171,519	$145,610
Accounts receivable, net of allowance for doubtful accounts of $3,017 and $4,849, and estimated
allowance for appeals of $7,035 and $6,614, at September 30, 2016 and December 31, 2015, respectively	161,499	169,146
Prepaid expenses	13,205	11,261
Net deferred tax assets	7,532	7,460
Income tax receivable	11,494	-
Other current assets	716	3,051
Total current assets	365,965	336,528
Property and equipment, net	91,532	96,551
Goodwill	378,575	361,468
Intangible assets, net	42,628	54,308
Deferred financing costs, net	3,310	4,873
Other assets	2,920	4,329
Total assets	$884,930	$858,057

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$43,923	$51,661
Estimated liability for appeals	30,182	33,078
Income taxes payable	-	3,873
Total current liabilities	74,105	88,612
Long-term liabilities:
Revolving credit facility	197,796	197,796
Net deferred tax liabilities	32,546	38,421
Deferred rent	5,667	6,006
Other liabilities	9,903	2,520
Total long-term liabilities	245,912	244,743
Total liabilities	320,017	333,355

Commitments and contingencies (Note 11)

Shareholders' equity:
Preferred stock -- $0.01 par value; 5,000,000 shares authorized; none issued	-	-
Common stock -- $0.01 par value; 175,000,000 shares authorized; 95,928,520 shares issued and 84,654,774 shares
outstanding at September 30, 2016; 95,263,461 shares issued and 83,989,715 shares outstanding at December 31, 2015	959	952
Capital in excess of par value	343,861	330,290
Retained earnings	315,107	288,474
Treasury stock, at cost -- 11,273,746 shares at September 30, 2016 and December 31, 2015	(95,014)	(95,014)

Total shareholders' equity	564,913	524,702

Total liabilities and shareholders' equity	$884,930	$858,057

Certain reclassifications were made to prior period amounts to conform to current period presentations.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities:
Net income	$26,633	$15,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	18,875	23,228
Amortization of intangible assets	15,101	15,226
Amortization of deferred financing costs	1,563	1,563
Stock-based compensation expense	10,747	10,208
Excess tax benefit from exercised stock options	(1,851)	(1,477)
Deferred income taxes	(5,902)	(8,925)
(Gain) / loss on disposal of assets	(970)	40
Changes in operating assets and liabilities:
Accounts receivable	8,534	(17,051)
Prepaid expenses	(1,905)	1,186
Prepaid income taxes	-	6,619
Other current assets	2,579	162
Other assets	(37)	(229)
Income taxes (receivable) payable	(13,516)	4,182
Accounts payable, accrued expenses and other liabilities	(2,584)	(8,174)
Estimated liability for appeals	(2,896)	(1,907)
Net cash provided by operating activities	54,371	40,453
Investing activities:
Acquisition of a business, net of cash acquired	(20,910)	-
Proceeds from sale of cost basis investment	2,496	-
Purchases of land, property and equipment	(8,796)	(5,903)
Investment in capitalized software	(4,910)	(1,985)
Net cash used in investing activities	(32,120)	(7,888)
Financing activities:
Purchase of treasury stock	-	(25,000)
Proceeds from exercise of stock options	2,940	4,188
Excess tax benefit from exercised stock options	1,851	1,477
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,090)	(635)
Payments on capital lease obligations	(43)	(907)
Net cash provided by (used in) financing activities	3,658	(20,877)
Net increase in cash and cash equivalents	25,909	11,688
Cash and Cash Equivalents
Cash and cash equivalents at beginning of year	145,610	133,116
Cash and cash equivalents at end of period	$171,519	$144,804

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$19,478	$13,619
Cash paid for interest	$4,597	$5,295

Supplemental disclosure of non-cash activities:
Change in balance of accrued property and equipment purchases	$(176)	$392

Certain reclassifications were made to prior period amounts to conform to current period presentations.

HMS HOLDINGS CORP. AND SUBSIDIARIES (in thousands, except per share amounts) (unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

As summarized in the following tables, earnings before interest, taxes, depreciation and amortization, stock-based compensation, and non-recurring legal expense (adjusted EBITDA) was $25.9 million for the third quarter of 2016.

	Three months ended September 30,

	2016	2015
Net Income	$13,508	$6,862

Net interest expense	2,016	1,937
Income taxes	(2,874)	4,217
Depreciation and amortization, net of deferred financing costs, included in net interest expense	11,106	12,298
Earnings before interest, taxes, depreciation and amortization (EBITDA)	23,756	25,314
Stock based compensation expense	2,102	3,140
Non-recurring legal fees (1)	-	-
Adjusted EBITDA	$25,858	$28,454

Adjusted EBITDA was $85.2 million for the first nine months of 2016.

	Nine months ended September 30,

	2016	2015
Net Income	$26,633	$15,802

Net interest expense	6,098	5,808
Income taxes	6,177	11,139
Depreciation and amortization, net of deferred financing costs, included in net interest expense	33,976	38,454
Earnings before interest, taxes, depreciation and amortization (EBITDA)	72,884	71,203
Stock based compensation expense	10,747	10,208
Non-recurring legal fees (1)	1,563	-
Adjusted EBITDA	$85,194	$81,411

[1] In periods prior to 2016, legal fees related to disputes involving PCG were not included in adjusted earnings because they were not considered non-recurring at the time. For the three months ended September 30, 2015 related legal fees were $0.9 million. For the nine months ended September 30, 2015 related legal fees were $4.2 million.

HMS HOLDINGS CORP. AND SUBSIDIARIES (in thousands, except per share amounts) (unaudited)

Reconciliation of Net Income to GAAP EPS and Adjusted EPS

As summarized in the following tables, earnings per share adjusted for stock-based compensation expense, non-recurring legal expense, amortization of acquisition related software and intangible assets and for the related taxes (adjusted EPS) was $0.24 for the third quarter of 2016, an increase of 60.0% from $0.15 for the third quarter of 2015.

	Three months ended September 30,

	2016	2015

Net Income	$13,508	$6,862

Stock-based compensation expense	2,102	3,140
Non-recurring legal fees (2)	-	-
Amortization of acquisition related software and intangible assets	7,015	7,041
Income tax related to adjustments	(2,644)	(3,711)
Sub-total	$19,981	$13,332

Weighted average common shares, diluted	84,853	87,792

Diluted GAAP EPS	$0.16	$0.08
Diluted adjusted EPS	$0.24	$0.15

Adjusted EPS was $0.56 for the first nine months of 2016, an increase of 43.6% compared to the first nine months of 2015.

	Nine months ended September 30,

	2016	2015

Net Income	$26,633	$15,802

Stock-based compensation expense	10,747	10,208
Non-recurring legal fees (2)	1,563	-
Amortization of acquisition related software and intangible assets	21,041	21,135
Income tax related to adjustments	(12,223)	(12,945)
Sub-total	$47,761	$34,200

Weighted average common shares, diluted	85,993	88,451

Diluted GAAP EPS	0.31	$0.18
Diluted adjusted EPS	0.56	$0.39

[2] Related legal fees were not considered non-recurring in 2015. For the three months ended September 30, 2015, related legal fees were approximately $0.9 million and income taxes on related legal fees were approximately $0.3 million or the equivalent of $0.01 per diluted Adjusted EPS. For the nine months ended September 30, 2015, related legal fees were approximately $4.2 million and income taxes on related legal fees were approximately $1.7 million or the equivalent of $0.02 per diluted Adjusted EPS.

Investor Contact:

Dennis Oakes
SVP, Investor Relations
dennis.oakes@hms.com
212-857-5786

Media Contact:

Francesca Marraro
VP, Marketing and Communications
fmarraro@hms.com
212-857-5442